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                                                                       EXHIBIT 5
                                                                       ---------






                                   OPINION OF
                            KUNZMAN & BOLLINGER, INC.
                              AS TO THE LEGALITY OF
                                    THE UNITS


















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                            KUNZMAN & BOLLINGER, INC.
                                ATTORNEYS-AT-LAW
                          5100 N. BROOKLINE, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112

                            Telephone (405) 942-3501
                               Fax (405) 942-3527


                                                                       Exhibit 5


                                February 22, 2006


Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania  15108

        RE:    ATLAS AMERICA PUBLIC #15-2005 PROGRAM
               -------------------------------------

Gentlemen:

        You have requested our opinion on certain issues pertaining to Atlas America Public #15-2005 Program (the "Program"), which is a series of up to three limited partnerships formed under the Limited Partnership Laws of Delaware. Atlas Resources, Inc., a Pennsylvania corporation, will be the Managing General Partner of each Partnership.

Basis of Opinion
----------------

        Our opinion is based on our review of a certain Registration Statement on Form S-1 and all amendments thereto, including Post-Effective Amendment No. 1 to the Registration Statement and any additional pre-effective or post-effective amendments, for the Program (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"), including the Prospectus and the Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(B) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(C) L.P.] (the "Partnership Agreement"), the Form of Subscription Agreement and the Form of Drilling and Operating Agreement for Atlas America Public #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.] contained therein, and on our review of such other documents and records as we have deemed necessary to review for purposes of rendering our opinion. As to various questions of fact material to our opinion which we have not independently verified, we have relied on certain representations made to us by officers and directors of the Managing General Partner.

        In rendering the opinion herein provided, we have assumed each subscriber has paid the consideration specified in the subscriber's Subscription Agreement and the due execution and delivery of all relevant documents by all parties thereto.

        As used in our opinion, the term "Units" includes the Limited Partner Units, the Investor General Partner Units and the limited partner units into which the Investor General Partner Units will be converted as described in the Registration Statement.





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KUNZMAN & BOLLINGER, INC.

Atlas Resources, Inc.
February 22, 2006
Page 2



Opinion
-------

        Based on the foregoing, we are of the opinion that:

               The Units, when issued and sold in accordance with the Registration Statement, as amended at the time it becomes effective with the Commission, and the respective Partnership Agreement for the Partnership to which the respective Units relate, and on the filing with the Delaware Secretary of State of such Partnership Agreement, a certificate thereof or an appropriate amendment or amendments to such Partnership Agreement, reflecting the admission of the subscribers thereto for Investor General Partner Units as additional general partners or, thereafter, the conversion of the Investor General Partners to Limited Partners, in accordance with Delaware law, and when issued against payment therefor as contemplated by the Prospectus and each respective Partnership Agreement, will be validly issued and fully paid and nonassessable, except that the Managing General Partner may call for additional Capital Contributions from the Investor General Partners, including Investor General Partners who have been converted to Limited Partners, in a Partnership if necessary to pay that Partnership's obligations or liabilities:

                              o which arose before the conversion of the Investor General Partners to Limited Partners and for which the Investor General Partners are liable because of their status as general partners of the Partnership at the time the obligations and liabilities arose; and

                              o     which exceed the Partnership's assets,
                                    insurance proceeds from any source, and the Managing General Partner's indemnification of the Investor General Partners from any liability incurred in connection with the Partnership which is in excess of the Investor General Partners' interest in the Partnership's undistributed net assets and insurance proceeds.

        We hereby consent to the use of this opinion as an Exhibit to the Post-Effective Amendment No. 1 to the Registration Statement and to the reference to this firm in the Prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement.

                                                   Yours very truly,

                                                   /s/ Kunzman & Bollinger, Inc.

                                                   KUNZMAN & BOLLINGER, INC.